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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of our reports dated February 13, 1996 appearing on pages F-1 and F-19 of the Annual Report on Form 10-K of Transnational Re Corporation for the year ended December 31, 1995. We also consent to the reference to us under the caption 'Independent Accountants' in such Joint Proxy Statement/Prospectus.

                                          PRICE WATERHOUSE LLP

October 30, 1996
New York, New York

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